Exhibit 99.1

Federated Investors, Inc. Reports Third Quarter 2015 Earnings

•	Earnings per share increases 17 percent to $0.42 per share compared to Q3 2014

•	Net equity sales positive for eighth consecutive quarter

•	Board declares $0.25 per share dividend
(PITTSBURGH, Pa., Oct. 22, 2015) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.42 for Q3 2015, up 17 percent from $0.36 for the same quarter last year on net income of $44.1 million for Q3 2015, compared to $37.6 million for Q3 2014. Federated reported YTD 2015 EPS of $1.17 compared to $1.05 for the same period in 2014 and YTD 2015 net income of $122.2 million compared to $109.6 million for the same period last year.
Federated's total managed assets were $351.0 billion at Sept. 30, 2015. Total managed assets were down $1.3 billion from $352.3 billion at Sept. 30, 2014 and up $1.3 billion from $349.7 billion at June 30, 2015. Growth in money market assets was offset by lower equity and fixed-income assets in Q3 2015 compared to Q2 2015. Average managed assets for Q3 2015 were $351.9 billion, up $2.7 billion or 1 percent from $349.2 billion reported for Q3 2014 and up $3.3 billion or 1 percent from $348.6 billion reported for Q2 2015.
"Federated again saw positive net equity sales in the third quarter, as investors continued to seek alpha from a range of our historically strong-performing Federated products, including our Kaufmann growth strategies and the Federated International Leaders Fund," said J. Christopher Donahue, president and chief executive officer. "Additionally, as investors navigated volatile markets, we saw renewed interest in alternative strategies, such as the Federated Prudent Bear and Absolute Return funds."
Federated's board of directors declared a dividend of $0.25 per share. The dividend is payable on Nov. 13, 2015 to shareholders of record as of Nov. 6, 2015. During Q3 2015, Federated purchased 539,805 shares of Federated class B common stock for $16.4 million.
Federated's equity assets were $52.0 billion at Sept. 30, 2015, up $1.7 billion or 3 percent from $50.3 billion at Sept. 30, 2014 and down $2.8 billion or 5 percent from $54.8 billion at June 30, 2015. Top-selling equity funds during Q3 2015 on a net basis were Federated Kaufmann Large Cap Fund, Federated International Leaders Fund, Federated Kaufmann Small Cap Fund, Federated Prudent Bear Fund and Federated MDT Stock Trust.
Federated's fixed-income assets were $52.1 billion at Sept. 30, 2015, up $0.9 billion or 2 percent from $51.2 billion at Sept. 30, 2014 and down $0.8 billion or 2 percent from $52.9 billion at June 30, 2015. Top-selling fixed-income funds during Q3 2015 on a net basis were Capital Preservation Fund, Federated Sterling Cash Plus Fund, Federated Floating Rate Strategic Income Fund, Federated U.S. Government Securities Fund: 2-5 Years and Federated Ultrashort Bond Fund.
Money market assets were $246.9 billion at Sept. 30, 2015, up $1.4 billion or 1 percent from $245.5 billion at Sept. 30, 2014 and up $4.9 billion or 2 percent from $242.0 billion at June 30, 2015. Money market mutual fund assets were $216.3 billion at Sept. 30, 2015, up $1.1 billion or 1 percent from $215.2 billion at Sept. 30, 2014 and up $7.5 billion or 4 percent from $208.8 billion at June 30, 2015.

MEDIA:	MEDIA:	ANALYSTS:
Ed Costello 412-288-7538	Meghan McAndrew 412-288-8103	Ray Hanley 412-288-1920

Federated Reports Q3 2015 Earnings	Page 2 of 11

Financial Summary
Q3 2015 vs. Q3 2014
Revenue increased by $17.4 million or 8 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and an increase in revenue from higher average equity assets. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q3 2015, Federated derived 67 percent of its revenue from equity and fixed-income assets (46 percent from equity assets and 21 percent from fixed-income assets) and 33 percent from money market assets.
Operating expenses increased by $4.0 million or 3 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers.
Nonoperating expenses, net increased by $2.7 million primarily due to a decrease in net investment income due largely to an increase in losses incurred on investments, partially offset by a decrease in debt expense primarily due to a lower average interest rate on Federated's term loan.
Q3 2015 vs. Q2 2015
Revenue increased by $6.2 million or 3 percent primarily due to an increase in revenue from higher average money market assets and an additional day in Q3 2015. The increase in revenue was partially offset by a decrease in revenue from lower average equity and fixed-income assets.
Operating expenses increased by $1.2 million or 1 percent primarily due to an increase in distribution expenses resulting from higher average money market assets and an additional day in Q3 2015.
Nonoperating expenses, net increased by $3.5 million primarily due to a decrease in net investment income resulting from an increase in losses incurred on investments.
YTD 2015 vs. YTD 2014
Revenue increased by $41.6 million or 6 percent primarily due to a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average money-market assets.
For the first nine months of 2015, Federated derived 68 percent of its revenue from equity and fixed-income assets (47 percent from equity assets and 21 percent from fixed-income assets) and 32 percent from money market assets.
Operating expenses increased by $15.3 million or 3 percent primarily due to an increase in distribution expenses and compensation and related expenses. The increase in distribution expenses primarily resulted from a decrease in voluntary yield-related fee waivers, coupled with higher average equity assets, partially offset by lower average money market assets. Compensation and related expenses increased primarily due to higher incentive compensation.
Nonoperating (expenses) income, net decreased by $6.0 million primarily due to a decrease in net investment income resulting from an increase in losses incurred on investments in 2015 compared to investment gains realized in 2014, partially offset by a decrease in debt expense primarily due to a lower average interest rate on Federated's term loan.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels, product sales and

Federated Reports Q3 2015 Earnings	Page 3 of 11

redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).
Voluntary yield-related fee waivers and the resulting negative impact of these waivers could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q3 2014 to Q3 2015	Quarter Ended	Change Q2 2015 to Q3 2015	Nine Months Ended		Change YTD 2014 to YTD 2015
	Sept. 30, 2015	Sept. 30, 2014		June 30, 2015		Sept. 30, 2015	Sept. 30, 2014
Investment advisory fees	$(49.3)	$(69.3)	$20.0	$(53.4)	$4.1	$(165.0)	$(212.0)	$47.0
Other service fees	(34.0)	(32.4)	(1.6)	(30.8)	(3.2)	(96.6)	(98.7)	2.1
Total revenue	(83.3)	(101.7)	18.4	(84.2)	0.9	(261.6)	(310.7)	49.1
Less: Reduction in distribution expense	61.3	68.7	(7.4)	60.2	1.1	186.1	213.2	(27.1)
Operating income	(22.0)	(33.0)	11.0	(24.0)	2.0	(75.5)	(97.5)	22.0
Less: Reduction in noncontrolling interest	1.7	2.8	(1.1)	1.8	(0.1)	6.0	8.0	(2.0)
Pre-tax impact	$(20.3)	$(30.2)	$9.9	$(22.2)	$1.9	$(69.5)	$(89.5)	$20.0
Federated will host an earnings conference call at 9 a.m. Eastern on Oct. 23, 2015. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and through Oct. 30, 2015 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 13621743.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $351.0 billion in assets as of Sept. 30, 2015. With 129 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 4 percent of money market fund managers in the industry, the top 5 percent of equity fund managers and the top 9 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Aug. 31, 2015. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in customer relationships,

Federated Reports Q3 2015 Earnings	Page 4 of 11

changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of yield-related fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties also include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q3 2015 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q3 2014 to Q3 2015	Quarter Ended	% Change Q2 2015 to Q3 2015
	Sept. 30, 2015	Sept. 30, 2014		June 30, 2015
Revenue
Investment advisory fees, net	$158,898	$141,086	13%	$154,429	3%
Administrative service fees, net—affiliates	53,275	52,244	2	51,605	3
Other service fees, net	21,198	22,249	(5)	21,031	1
Other, net	950	1,336	(29)	1,062	(11)
Total Revenue	234,321	216,915	8	228,127	3

Operating Expenses
Compensation and related	70,624	70,724	0	70,940	0
Distribution	58,823	53,487	10	54,058	9
Professional service fees	7,823	7,944	(2)	7,285	7
Systems and communications	6,684	6,392	5	6,979	(4)
Office and occupancy	6,552	8,241	(20)	6,710	(2)
Advertising and promotional	3,310	3,271	1	3,504	(6)
Travel and related	3,183	3,028	5	3,533	(10)
Other	3,078	3,000	3	5,839	(47)
Total Operating Expenses	160,077	156,087	3	158,848	1
Operating Income	74,244	60,828	22	69,279	7

Nonoperating (Expenses) Income
Investment (loss) income, net	(3,049)	794	(484)	410	(844)
Debt expense	(979)	(2,162)	(55)	(974)	1
Other, net	(8)	(4)	100	(15)	(47)
Total Nonoperating Expenses, net	(4,036)	(1,372)	194	(579)	597
Income before income taxes	70,208	59,456	18	68,700	2
Income tax provision	26,072	22,197	17	26,437	(1)
Net income including the noncontrolling interests in subsidiaries	44,136	37,259	18	42,263	4
Less: Net income (loss) attributable to the noncontrolling interests in subsidiaries	5	(301)	102	504	(99)
Net Income	$44,131	$37,560	17%	$41,759	6%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.42	$0.36	17%	$0.40	5%
Weighted-average shares outstanding
Basic	100,449	100,729		100,732
Diluted	100,451	100,731		100,734
Dividends declared per share	$0.25	$0.25		$0.25
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $1.7 million, $1.5 million and $1.7 million available to unvested restricted shareholders for the quarterly periods ended Sept. 30, 2015, Sept. 30, 2014 and June 30, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2015 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Nine Months Ended
	Sept. 30, 2015	Sept. 30, 2014	% Change
Revenue
Investment advisory fees, net	$459,885	$413,732	11%
Administrative service fees, net - affiliates	157,897	159,708	(1)
Other service fees, net	62,014	64,478	(4)
Other, net	3,174	3,474	(9)
Total Revenue	682,970	641,392	6

Operating Expenses
Compensation and related	218,062	213,176	2
Distribution	166,376	156,877	6
Professional service fees	22,990	24,502	(6)
Systems and communications	20,533	19,021	8
Office and occupancy	20,115	22,442	(10)
Advertising and promotional	10,285	9,668	6
Travel and related	9,474	9,427	0
Other	12,574	9,964	26
Total Operating Expenses	480,409	465,077	3
Operating Income	202,561	176,315	15

Nonoperating (Expenses) Income
Investment (loss) income, net	(1,749)	8,719	(120)
Debt expense	(3,325)	(7,824)	(58)
Other, net	(37)	(14)	164
Total Nonoperating (Expenses) Income, net	(5,111)	881	(680)
Income before income taxes	197,450	177,196	11
Income tax provision	74,633	66,978	11
Net income including the noncontrolling interests in subsidiaries	122,817	110,218	11
Less: Net income attributable to the noncontrolling interests in subsidiaries	620	595	4
Net Income	$122,197	$109,623	11%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$1.17	$1.05	11%
Weighted-average shares outstanding
Basic	100,606	100,748
Diluted	100,607	100,749
Dividends declared per share	$0.75	$0.75
1) Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $4.8 million and $4.3 million available to unvested restricted shareholders for the nine months ended Sept. 30, 2015 and Sept. 30, 2014, respectively, was excluded from the computation of earnings per share.

Federated Reports Q3 2015 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Sept. 30, 2015	Dec. 31, 2014
Assets
Cash and other investments	$321,762	$297,338
Other current assets	41,132	44,717
Intangible assets, net and goodwill	734,808	733,847
Other long-term assets	58,998	64,617
Total Assets	$1,156,700	$1,140,519

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$141,661	$149,321
Long-term debt	197,625	216,750
Other long-term liabilities	171,259	161,099
Redeemable noncontrolling interests	8,611	3,697
Equity excluding treasury stock	827,157	774,910
Treasury stock	(189,613)	(165,258)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,156,700	$1,140,519

Federated Reports Q3 2015 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Equity funds
Beginning assets	$35,533	$34,951	$31,673	$33,141	$28,097
Sales	2,464	2,389	2,632	7,658	7,490
Redemptions	(2,043)	(1,923)	(1,389)	(5,880)	(4,686)
Net sales	421	466	1,243	1,778	2,804
Net exchanges	(110)	6	8	(65)	49
Market gains and losses/reinvestments[1]	(2,571)	110	(836)	(1,581)	1,138
Ending assets	$33,273	$35,533	$32,088	$33,273	$32,088

Equity separate accounts[2]
Beginning assets	$19,256	$19,086	$18,215	$18,285	$16,051
Sales[3]	1,456	1,449	1,131	4,598	3,144
Redemptions[3]	(1,350)	(1,084)	(737)	(3,388)	(2,261)
Net sales[3]	106	365	394	1,210	883
Net exchanges	(1)	0	0	(1)	0
Market gains and losses[4]	(678)	(195)	(362)	(811)	1,313
Ending assets	$18,683	$19,256	$18,247	$18,683	$18,247

Total equity[2]
Beginning assets	$54,789	$54,037	$49,888	$51,426	$44,148
Sales[3]	3,920	3,838	3,763	12,256	10,634
Redemptions[3]	(3,393)	(3,007)	(2,126)	(9,268)	(6,947)
Net sales[3]	527	831	1,637	2,988	3,687
Net exchanges	(111)	6	8	(66)	49
Market gains and losses/reinvestments[1]	(3,249)	(85)	(1,198)	(2,392)	2,451
Ending assets	$51,956	$54,789	$50,335	$51,956	$50,335

Fixed-income funds
Beginning assets	$40,042	$41,039	$40,357	$40,456	$39,606
Sales	3,277	3,251	3,982	11,019	11,555
Redemptions	(4,173)	(4,004)	(3,744)	(12,370)	(11,709)
Net (redemptions) sales	(896)	(753)	238	(1,351)	(154)
Net exchanges	90	(22)	1	31	(69)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(254)	(222)	(161)	(154)	751
Ending assets	$38,982	$40,042	$40,435	$38,982	$40,435

Fixed-income separate accounts[2]
Beginning assets	$12,862	$12,523	$10,772	$12,251	$10,520
Sales[3]	638	754	263	1,631	894
Redemptions[3]	(336)	(277)	(268)	(817)	(1,037)
Net sales (redemptions)[3]	302	477	(5)	814	(143)
Net exchanges	(6)	0	0	(6)	1
Market gains and losses[4]	(75)	(138)	(15)	24	374
Ending assets	$13,083	$12,862	$10,752	$13,083	$10,752

Total fixed income[2]
Beginning assets	$52,904	$53,562	$51,129	$52,707	$50,126
Sales[3]	3,915	4,005	4,245	12,650	12,449
Redemptions[3]	(4,509)	(4,281)	(4,012)	(13,187)	(12,746)
Net (redemptions) sales[3]	(594)	(276)	233	(537)	(297)
Net exchanges	84	(22)	1	25	(68)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(329)	(360)	(176)	(130)	1,125
Ending assets	$52,065	$52,904	$51,187	$52,065	$51,187
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q3 2015 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions; excludes liquidation portfolio)

	Quarter Ended			Nine Months Ended
	Sept. 30, 2015	June 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014

Funds
Beginning assets	$75,575	$75,990	$72,030	$73,597	$67,703
Sales	5,741	5,640	6,614	18,677	19,045
Redemptions	(6,216)	(5,927)	(5,133)	(18,250)	(16,395)
Net (redemptions) sales	(475)	(287)	1,481	427	2,650
Net exchanges	(20)	(16)	9	(34)	(20)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(2,825)	(112)	(997)	(1,735)	1,889
Ending assets	$72,255	$75,575	$72,523	$72,255	$72,523

Separate accounts[2]
Beginning assets	$32,118	$31,609	$28,987	$30,536	$26,571
Sales[3]	2,094	2,203	1,394	6,229	4,038
Redemptions[3]	(1,686)	(1,361)	(1,005)	(4,205)	(3,298)
Net sales[3]	408	842	389	2,024	740
Net exchanges	(7)	0	0	(7)	1
Market gains and losses[4]	(753)	(333)	(377)	(787)	1,687
Ending assets	$31,766	$32,118	$28,999	$31,766	$28,999

Total assets [2]
Beginning assets	$107,693	$107,599	$101,017	$104,133	$94,274
Sales[3]	7,835	7,843	8,008	24,906	23,083
Redemptions[3]	(7,902)	(7,288)	(6,138)	(22,455)	(19,693)
Net (redemptions) sales[3]	(67)	555	1,870	2,451	3,390
Net exchanges	(27)	(16)	9	(41)	(19)
Acquisition related	0	0	0	0	301
Market gains and losses/reinvestments[1]	(3,578)	(445)	(1,374)	(2,522)	3,576
Ending assets	$104,021	$107,693	$101,522	$104,021	$101,522
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q3 2015 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
By Asset Class
Equity	$51,956	$54,789	$54,037	$51,426	$50,335
Fixed-income	52,065	52,904	53,562	52,707	51,187
Money market	246,937	241,982	248,160	258,772	245,536
Liquidation portfolio[1]	0	0	0	0	5,197
Total Managed Assets	$350,958	$349,675	$355,759	$362,905	$352,255
By Product Type
Funds:
Equity	$33,273	$35,533	$34,951	$33,141	$32,088
Fixed-income	38,982	40,042	41,039	40,456	40,435
Money market	216,252	208,786	214,310	225,471	215,237
Total Fund Assets	$288,507	$284,361	$290,300	$299,068	$287,760
Separate accounts:
Equity	$18,683	$19,256	$19,086	$18,285	$18,247
Fixed-income	13,083	12,862	12,523	12,251	10,752
Money market	30,685	33,196	33,850	33,301	30,299
Total Separate Accounts	$62,451	$65,314	$65,459	$63,837	$59,298
Total Liquidation Portfolio[1]	$0	$0	$0	$0	$5,197
Total Managed Assets	$350,958	$349,675	$355,759	$362,905	$352,255

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Sept. 30, 2015	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014
By Asset Class
Equity	$54,238	$55,476	$52,784	$50,901	$50,207
Fixed-income	52,577	53,319	53,405	52,782	51,115
Money market	245,133	239,774	253,261	246,698	242,537
Liquidation portfolio[1]	0	0	0	1,563	5,307
Total Avg. Assets	$351,948	$348,569	$359,450	$351,944	$349,166
By Product Type
Funds:
Equity	$35,181	$35,998	$34,162	$32,705	$32,060
Fixed-income	39,526	40,574	41,013	41,072	40,275
Money market	213,633	205,943	218,168	216,235	211,571
Total Avg. Fund Assets	$288,340	$282,515	$293,343	$290,012	$283,906
Separate accounts:
Equity	$19,057	$19,478	$18,622	$18,196	$18,147
Fixed-income	13,051	12,745	12,392	11,710	10,840
Money market	31,500	33,831	35,093	30,463	30,966
Total Avg. Separate Accounts	$63,608	$66,054	$66,107	$60,369	$59,953
Total Avg. Liquidation Portfolio[1]	$0	$0	$0	$1,563	$5,307
Total Avg. Managed Assets	$351,948	$348,569	$359,450	$351,944	$349,166

1)
The liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.

Federated Reports Q3 2015 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Nine Months Ended
(in millions)	Sept. 30, 2015	Sept. 30, 2014
By Asset Class
Equity	$54,166	$47,455
Fixed-income	53,100	50,850
Money market	246,057	256,782
Liquidation portfolio[1]	0	5,555
Total Avg. Assets	$353,323	$360,642
By Product Type
Funds:
Equity	$35,114	$30,243
Fixed-income	40,371	40,131
Money market	212,582	222,245
Total Avg. Fund Assets	$288,067	$292,619
Separate Accounts:
Equity	$19,052	$17,212
Fixed-income	12,729	10,719
Money market	33,475	34,537
Total Avg. Separate Accounts	$65,256	$62,468
Total Avg. Liquidation Portfolio[1]	$0	$5,555
Total Avg. Managed Assets	$353,323	$360,642

1)
The liquidation portfolio represented a portfolio of distressed bonds at cost. Federated had been retained by a third party to manage these assets through an orderly liquidation process that was completed during the fourth quarter of 2014. Management-fee rates earned from this portfolio were lower than those of traditional separate account mandates.